Exhibit 10.1

STOCK PURCHASE AGREEMENT

BETWEEN

ALTO GROUP HOLDINGS, INC.

AND

__________________

January 24, 2011

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement") is entered into as of the 24th day of January, 2011, by and between Alto Group Holdings, Inc., a Nevada corporation ("Alto"), and _____________, a resident of the State of Utah ("Seller"). Alto and Seller are referred to collectively herein as the "Parties."

Seller owns all of the outstanding membership units of Liberty American, LLC, a Utah limited liability company ("Liberty").

This Agreement contemplates a transaction in which Alto will purchase from Seller, and Seller will sell to Alto, all of the outstanding membership units of Liberty in return for common stock of Alto.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.  Definitions.

"Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

"Affiliate" shall mean, with respect to any Party hereto, any Person who controls, is controlled by, or is under common control, with such Party.

"Alto" has the meaning set forth in the preface above.

"Alto Shares" means the shares of common stock of Alto, par value $0.00001 per share.

"Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

"Closing" has the meaning set forth in §2(c) below.

"Closing Date" has the meaning set forth in §2(c) below.

"Confidential Information" means any information concerning the businesses and affairs of Alto that is not already generally available to the public.

"Financial Statements" means, collectively, the income statement, balance sheet, and cash flow statement of Liberty as at and for the years ended December 31, 2009 and 2010.

"Indemnified Party" has the meaning set forth in §7(d) below.

"Indemnifying Party" has the meaning set forth in §7(d) below.

"Intellectual Property" means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases, and related documentation), (g) all advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

"Knowledge" means actual knowledge after reasonable investigation.

"Liability" means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

"Liberty" has the meaning set forth in the preface above.

"Liberty Share" means any of the membership units of Liberty.

"Lien" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

"Material Adverse Effect" or "Material Adverse Change" means any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of Liberty or on the ability of Seller to consummate timely the transactions contemplated hereby (regardless of whether or not such adverse effect or change can be or has been cured at any time or whether Alto has knowledge of such effect or change on the date hereof), including the taking of any action contemplated by this Agreement and the other agreements contemplated hereby.

"Operator Agreement" means that certain Operator Agreement entered into between Liberty and Remediaciones Ambientales de Mexico Ramp, S.A. de C.V., a true and correct copy of which has been provided to Alto prior to the Closing, providing for the right of Liberty to operate and develop a mining interest known as the La Cienega mining concession in Northern Sonora, Mexico.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"Party" has the meaning set forth in the preface above.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

"Purchase Price" has the meaning set forth in §2(b) below.

"Securities Act" means the Securities Act of 1933, as amended.

"Seller" has the meaning set forth in the preface above.

"Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

"Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under §59A of the Internal Revenue Code of 1986, as amended), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Third Party Claim" has the meaning set forth in §7(d) below.

2.   Purchase and Sale of Liberty Shares.

(a)       Basic Transaction.  On and subject to the terms and conditions of this Agreement, Alto hereby purchases from Seller, and Seller hereby sells to Alto, all of her Liberty Shares for the consideration specified below in this §2.

(b)       Issuance of Alto Shares. Alto agrees to issue to Seller Ten Million (10,000,000) Alto Shares (the "Purchase Price") within thirty (30) days of the Closing Date.

(c)  Closing.  The closing of the transactions contemplated by this Agreement (the "Closing") shall take place upon execution of this Agreement or such other date as Alto and Seller may mutually determine (the "Closing Date").

(d)      Deliveries at Closing.  At the Closing, (i) Seller will deliver to Alto the various certificates, instruments, and documents referred to in §6(a) below, (ii) Alto will deliver to Seller the various certificates, instruments, and documents referred to in §6(b) below, (iii) Seller will deliver to Alto stock certificates representing all of her Liberty Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) Alto will deliver to Seller the consideration specified in §2(b) above.

3.   Representations and Warranties Concerning Transaction.

(a)   Seller's Representations and Warranties.  Seller represents and warrants to Alto that the statements contained in this §3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3(a)) with respect to himself.

(i)       Authorization of Transaction. Seller has full power and authority to execute and deliver this Agreement and to perform her obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions. Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(ii)  Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which she is bound or to which any of her assets is subject, or (C) result in the imposition or creation of a Lien upon or with respect to the Liberty Shares.

(iii)  Brokers' Fees. Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(iv)  Investment. Seller (A) understands that the Alto Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Alto Shares solely for her own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning Alto and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Alto Shares, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Alto Shares, and (F) is an Accredited Investor as defined in Regulation D promulgated under the Securities Act.

(v)      Liberty Shares. Seller holds of record and owns beneficially all of the Liberty Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require Seller to sell, transfer, or otherwise dispose of any membership units of Liberty (other than this Agreement). Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Liberty Shares.

(b)      Alto's Representations and Warranties. Alto represents and warrants to Seller that the statements contained in this §3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3(b)).

(i)       Organization of Alto. Alto is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(ii)      Authorization of Transaction. Alto has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Alto, enforceable in accordance with its terms and conditions. Alto need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Alto.

(iii)      Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Alto is subject or any provision of its charter, bylaws, or other governing documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Alto is a party or by which it is bound or to which any of its assets is subject.

(iv)      Brokers' Fees. Alto has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

(v)      Investment. Alto is not acquiring the Liberty Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

4.     Representations and Warranties Concerning Liberty.  Seller represents and warrants to Alto that the statements contained in this §4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §4).

(a)       Organization, Qualification, and Corporate Power. Liberty is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of Utah.  Seller has delivered to Alto correct and complete copies of the Articles of Organization and Operating Agreement of Liberty (as amended to date).  Liberty is not in default under or in violation of any provision of its Articles of Organization or Operating Agreement.

(b)      Capitalization.  All of the issued and outstanding Liberty Shares have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Liberty to issue, sell, or otherwise cause to become outstanding any other Liberty Shares than those held by the Seller immediately prior to Closing.

(c)      Non-contravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Liberty is subject or any provision of the charter or Operating Agreement of Liberty or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Liberty is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). Liberty does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(d)      Brokers' Fees. Liberty does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(e)  Subsidiaries.  There are no Subsidiaries of Liberty.

(f)  Undisclosed Liabilities. Liberty does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except as shown in the Financial Statements of Liberty supplied to Alto prior to the Closing.

(g)  Tax Matters.  Liberty has paid any and all Taxes due and owing with respect to its business, operations, employees, and contract personnel.

(h)  Real Property.  Liberty does not own or lease any real property.

(i)       Intellectual Property.  Liberty does not own or

possess any rights in any Intellectual Property and has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties.

(j)  Operator Agreement.  The Operator Agreement is a legally binding and valid agreement of Liberty, enforceable in accordance with its terms, and there is no default or notice of termination received by Liberty in respect of the Operator Agreement and Seller does not reasonably contemplate that the transactions contemplated by this Agreement shall constitute a default or give rise to a right of termination of the Operator Agreement by any party thereto.

(k)  Disclosure.  The representations and warranties contained in this §4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this §4 not misleading.

5.      Post-Closing Covenants.  The Parties agree as follows with respect to the period following the Closing.

(a)      General.  In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under §7 below). Seller acknowledges and agree that from and after the Closing Alto will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to Liberty.

(b)  Confidentiality. Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Alto or destroy, at the request and option of Alto, all tangible embodiments (and all copies) of the Confidential Information which are in her possession. In the event that Seller is requested or required pursuant to written or oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential Information, Seller will notify Alto promptly of the request or requirement so that Alto may seek an appropriate protective order or waive compliance with the provisions of this §5(d). If, in the absence of a protective order or the receipt of a waiver hereunder, Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Seller may disclose the Confidential Information to the tribunal; provided, however, that Seller shall use her reasonable best efforts to obtain, at the reasonable request of Alto, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Alto shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure unless such Confidential Information is so available due to the actions of Seller.

(c)  Alto Shares.  Each Alto Share will be imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE AND SATISFACTORY TO THE ISSUER OF THE SECURITIES, SUCH OFFER, SALE, TRANSFER, PLEDGE, OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

Each holder desiring to transfer an Alto Share first must furnish Alto with a written opinion reasonably satisfactory to Alto in form and substance from counsel reasonably satisfactory to Alto by reason of experience to the effect that the holder may transfer the Alto Share as desired without registration under the Securities Act.

6.       Conditions to Obligation to Close.

(a)  Conditions to Alto's Obligation.  Alto's obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)  the representations and warranties set forth in §3(a) and §4 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by terms such as "material" and "Material Adverse Effect," in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;

(ii)  Seller shall have performed and complied with all of her covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as "material" and "Material Adverse Effect," in which case Sellers shall have performed and complied with all of such covenants in all respects through the Closing;

(iii)  no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Alto to own the Liberty Shares and to control Liberty, or (D) affect adversely the right of Liberty to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(iv)  Sellers shall have delivered to Alto a certificate to the effect that each of the conditions specified above in §6(a)(i)-(iii) is satisfied in all respects;

(v)  Alto shall have received the resignations, effective as of the Closing, of each manager of Liberty other than those whom Alto shall have specified in writing prior to the Closing;

(vi)  all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Alto;

(vii)  Liberty shall have obtained and delivered to Alto a written consent for the assignment of the Operator Agreement if such assignment is deemed necessary by Alto in connection with the transactions contemplated hereunder;

(viii)     Seller shall have delivered to Alto copies of the Articles of Organization of Liberty certified on or soon before the Closing Date by the Secretary of State of Utah; and

(ix)        Seller shall have delivered to Alto copies of the certificate of good standing of Liberty issued on or soon before the Closing Date by the Secretary of State of Utah.

Alto may waive any condition specified in this §6(a) if it executes a writing so stating at or prior to the Closing.

(b)  Conditions to Seller’s Obligation.  The obligation of Seller to consummate the transactions to be performed by him in connection with the Closing is subject to satisfaction of the following conditions:

(i)  the representations and warranties set forth in §3(b) above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by terms such as "material" and "Material Adverse Effect," in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;

(ii)  Alto shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as "material" and "Material Adverse Effect," in which case Alto shall have performed and complied with all of such covenants in all respects through the Closing;

(iii)  no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(iv)  Alto shall have delivered to Seller a certificate to the effect that each of the conditions specified above in §6(b)(i)-(iii) is satisfied in all respects;

(v)  all actions to be taken by Alto in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

Seller may waive any condition specified in this §6(b) if she executes a writing so stating at or prior to the Closing.

7.  Remedies for Breaches of This Agreement.

(a)  Survival of Representations and Warranties.  All of the representations and warranties of Seller contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for a period of one year thereafter.

(b)  Indemnification Provisions for Alto's Benefit.

(i)  In the event Seller breaches (or in the event any third party alleges facts that, if true, would mean Seller has breached) any of her representations, warranties, and covenants contained herein and, provided that Alto makes a written claim for indemnification against Seller pursuant to §9(f) below within the survival period, then Seller shall be obligated to indemnify Alto from and against the entirety of any Adverse Consequences Alto may suffer (including any Adverse Consequences Alto may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

(c)  Indemnification Provisions for Seller’s Benefit.  In the event Alto breaches (or in the event any third party alleges facts that, if true, would mean Alto has breached) any of its representations, warranties, and covenants contained herein and, provided that Seller makes a written claim for indemnification against Alto pursuant to §9(f) below within such survival period (if there is an applicable survival period pursuant to §7(a) above), then Alto shall indemnify Seller from and against the entirety of any Adverse Consequences suffered (including any Adverse Consequences suffered after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

(d)  Matters Involving Third Parties.

(i)  If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this §7, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(ii)  Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice [materially] adverse to the continuing business interests or the reputation of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(iii)  So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with §7(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(iv)  In the event any of the conditions in §7(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this §7.

8.  Cooperation on Tax Matters.   Alto, Liberty, and Seller shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Agreement and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Liberty and Seller agree (A) to retain all books and records with respect to Tax matters pertinent to Liberty relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Alto or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, Liberty or Seller, as the case may be, shall allow the other Party to take possession of such books and records.

9.  Miscellaneous.

(a)  No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(b)  Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(c)  Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of her or its rights, interests, or obligations hereunder without the prior written approval of Alto and Seller; provided, however, that Alto may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Alto nonetheless shall remain responsible for the performance of all of its obligations hereunder).

(d)  Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(e)  Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f)  Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Alto:	If to Seller:
Attn: Mr. Mark Klok	_______________________
245 Park Avenue, Suite 2431	_______________________
New York, NY 10167	_______________________
T +1 212 803 8187	_______________________
F +1 212 803 8179	_______________________
email: mdklok@gmail.com	_______________________

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(g)  Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah  or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah.

(h)  Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Alto and Seller. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

(i)  Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(j)  Expenses.  Each of Alto, Seller, and Liberty will bear her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(k)  Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

(l)  Specific Performance.  Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that a Party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such Party may be entitled, at law or in equity. In particular, the Parties acknowledge that the business of Liberty is unique and recognize and affirm that in the event Seller breaches this Agreement, money damages would be inadequate and Alto would have no adequate remedy at law, so that Alto shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other Parties' obligations hereunder not only by action for damages but also by action for specific performance, injunctive, and/or other equitable relief.

(m)  Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Salt Lake County, State of Utah, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

[end of Stock Purchase Agreement]

* * * * *

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

“ALTO”                                                                                                                                 “SELLER”

ALTO GROUP HOLDINGS, INC.

/s/ Mark Klok                                                      _____________________
Mark Klok, Chief Executive Officer                                                                                      ____________, individually